CUSTODY AGREEMENT



AGREEMENT dated as of November 27, 1995, between ACCESS CAPITAL STRATEGIES INVESTMENT FUND, INC.: BANK PORTFOLIO, a corporation electing status as a business development company organized under the laws of the State of Maryland (the "Fund"), having its principal office and place of business at 124 Mt. Auburn Street, Suite 200, Cambridge, Massachusetts 02138, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

W I T N E S S E T H:

That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

1.   Definitions.

Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    (a) "Affiliated Person" shall have the meaning of the term within Section 2(a)3 of the 1940 Act.

    (b) "Authorized Person" shall be deemed to include the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

    (c) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

    (d) "Business Day" shall mean any day on which the Fund, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

    (e) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by any two Authorized Persons or any two officers thereof.

    (f) "Articles of Incorporation" shall mean the Articles of Incorporation of the Fund dated August, 30, 1995 as the same may be amended from time to time.

    (g) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under
Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

    (h) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof ("U.S. government securities"), commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale , and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

    (i) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

    (j) "Private Placement Memorandum" shall mean the Fund's private placement memorandum relating to its offer and sale of securities pursuant to exemptions from registration under the Securities Act of 1933, as amended.

    (k) "Shares" refers to shares of common stock, $.001 par value per share, of the Fund.

    (l) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities interests and investments from time to time owned by the Fund.

    (m) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Fund.

    (n) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person by any system, including, without limitation, electronic transmission s, facsimile and telex.

    (o) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.


2.   Appointment of Custodian.

    (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

    (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth, including such duties set forth in Schedule C attached hereto.


3.   Compensation.

    (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of -pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Fund.

    (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer or authorized representative of each party hereto.

    (c) The Custodian will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A, as amended from time to time. The Fund will promptly pay to the Custodian the a mount of such billing. If the Custodian submits an invoice and the Fund has requested further information or documentation with respect to one or more items in the invoice, the Fund shall nonetheless promptly make payment with respect to those items for which the Fund has made no such request.


4.   Custody of Cash and Securities.

     (a)   Receipt and Holding of Assets.

The Fund will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it . The Fund shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions confirmed in writing in accordance with Section 11(i) hereof or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the Fund in the Book-Entry System or the Depository; provided, however, that prior to the deposit of Securities of the Fund in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and monies of the Fund deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts for which the Custodian acts in a fiduciary or representative capacity.

    (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for the Fund and shall credit to the separate account all monies received by it for the account of such Fund and shall disburse the same only:

        1.   In payment for Securities purchased for the Fund, as provided in
             Section 5 hereof;

        2. In payment of dividends or distributions with respect to the Shares, as provided in Section 7 hereof;

        3. In payment of original issue or other taxes with respect to the Shares, as provided in Section 8 hereof;

        4. In payment for Shares which have been redeemed by the Fund, as provided in Section 8 hereof;

        5. Pursuant to Written Instructions setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this Sub-section 4(b)(5), the Fund shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Written Instructions which it, in good faith, believes to be received from duly Authorized Persons; or

        6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in Sections 11(h) and 11(j).

    (c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities purchased by the Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for the Fund under this Agreement.

    (d) Registration of Securities and Physical Separation. All Securities held for the Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form ; all other Securities held for the Fund may be registered in the name of the Fund, in the name of the Custodian, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to the Fund which are not held in the Book-Entry System or the Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons. Except as provided in Section 11(j) herein, the Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any of the Securities, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in this Agreement. The Custodian shall commence procedures to replace Securities lost due to robbery, burglary, or theft while such Securities are within its control or that of its agents or employees upon discovery of such loss.

    (e) Segregated Accounts. Upon receipt of a Written Instruction the Custodian will establish segregated accounts on behalf of the Fund to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Written Instruction.

    (f) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

        1. Collect all income due or payable. In the event that a payment (interest or dividend) from a Fund investment is not received by the Custodian on the date that such payment is due, the Custodian shall so notify an officer of the Fund;

        2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund f or monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Fund and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom; unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

        3.   Surrender Securities in temporary form for definitive Securities;

        4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

        5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund.

    (g) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 4(g) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

        1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

        2. Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

        3. Deliver or cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Fund such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

        4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Fund and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

        5. Deliver Securities upon sale of such Securities for the account of the Fund pursuant to Section 5;

        6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

        7. Deliver Securities owned by the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom; unless the Custodian received timely notification from t he Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

        8. Deliver Securities for delivery in connection with any loans of Securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or U.S. government securities or a letter of credit;

        9. Deliver Securities for delivery as security in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

        10. Deliver Securities upon receipt of Written Instructions from the Fund for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption;

        11. Deliver Securities as collateral in connection with short sales by the Fund of common stock for which the Fund owns the stock or owns preferred stocks or debt securities convertible or exchangeable, without payment or further consideration, into shares of the common stock sold short;

        12. Deliver Securities for any purpose expressly permitted by and in accordance with procedures described in the Fund's Prospectus; and

        13. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

    (h) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.


5.      Purchase and Sale of Investments of the Fund.

    (a) Promptly after each purchase of Securities for the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of shares or the principal amount purchased and accrued interest, if any;
(3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; (6) the name of the person from whom or the broker through whom the purchase was made , if any; (7) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (8) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive the Securities purchased by or for the Fund and upon receipt of Securities shall pay out of the monies held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

   (b) Promptly after each sale of Securities of the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written Instruction or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the issuer and the title of the Securities; (2) the number of shares or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Fund upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and (7) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to the Fund upon such sale, provide d that the same conforms to the total amount payable to the Fund as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.


6.   Voting and Other Action

    The Custodian shall not exercise any voting rights attributable to the Securities held hereunder by or for the account of the Fund except in accordance with the instructions contained in a Certificate.

     The Custodian shall use its best efforts, in cooperation with the Fund, to obtain and deliver (or have obtained and delivered) to the Fund all notices, proxies, and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.


7.   Payment of Dividends or Distributions.

    (a) The Fund shall furnish to the Custodian the vote of the Board of Directors of the Fund certified by the Secretary (i) authorizing the declaration of distributions on a specified periodic basis and authorizing the Custodian to rely on Oral o r Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Fund, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

    (b) Upon the payment date specified in such vote, Oral Instructions or Written Instructions, as the case may be, the Custodian shall pay out the total amount payable to the Transfer Agent of the Fund.


8.   Sale and Redemption of Shares of the Fund.

    (a) Whenever the Fund shall sell any Shares, the Fund shall deliver or cause to be delivered to the Custodian a Written Instruction duly specifying:

        1.   The number of Shares sold, trade date, and price; and

        2. The amount of money to be received by the Custodian for the sale of such Shares.

         The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Shares and that the information contained therein will be derived from the sales of Shares as reported to the Fund by the Transfer Agent.

    (b) Upon receipt of money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Fund.

    (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Written Instruct ion specifying the amount to be paid.

    (d) Except as provided hereafter, whenever any Shares are redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

          1.   The number of Shares redeemed; and

          2.   The amount to be paid for the Shares redeemed.

         The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

    (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 8.


9.   Indebtedness.

    (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing:
(1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Fund on the borrowing date; (6) the market value of Securities to b e delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (7) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Fund's Private Placement Memorandum.

    (b)   Upon receipt of the Written Instruction referred to in subparagraph
(a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities as may be specified in Written Instruction to collateralize further any transaction described in this Section
9. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written Instruction all of the information required by this Section 9, the Custodian shall inform the Fund of such failure and the Custodian shall not be under any obligation to deliver any Securities until the Fund has provided the required information. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.


10.   Persons Having Access to Assets of the Fund.

    (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Fund. Access to the assets of the Fund will be authorized pursuant to a resolution and pursuant to the requirements of Rule 17f-2(d) under the 1940 Act.

    (b) Nothing in this Section 10 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 10.


11.   Concerning the Custodian.

    (a) Standard of Conduct. Notwithstanding any other provision of this Agreement, neither the Custodian nor its nominee shall be liable for any loss, damage, cost, judgment, expense or any other liability, including reasonable counsel fees, resulting from its action or omission to act or otherwise, except for any such loss, damage, cost, judgment, expense or any other liability, including reasonable counsel fees, arising out of the negligence or willful misconduct of the Custodian or any of its employees, Sub-Custodians or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or, subject to the prior approval of the Fund, of its own counsel, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall not be liable to the Fund for any loss, damage, cost, judgment, expense or any other liability, including reasonable counsel fees, resulting from the use of the Book-Entry System or the Depository, absent negligence or willful misconduct of the Custodian or its
nominees.   The Custodian shall be liable for and shall indemnify the Fund for and hold the Fund harmless from and defend the Fund against, any loss, damage, cost, judgment, expense, or any other liability, including reasonable counsel fees, incurred by the Fund directly related to or arising from the failure of the Custodian to act as provided in specific, unambiguous, and complete instructions, relating to the movement of cash or Securities of the Fund, timely received by the Custodian in the manner required hereunder from an Authorized Person or such person as otherwise provided herein, provide d that, in the event the Custodian reasonably requests, the Fund shall provide the Custodian with a letter indemnifying the Custodian against any loss incurred as a result of the requested action.

    (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

        1. The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

        2. The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

        3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

        4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

        5. The legality of the declaration or payment of any distribution of the Fund;

        6. The legality of any borrowing for temporary or emergency administrative purposes;

        7. The qualification of the Fund as a business development company pursuant to the 1940 Act.

    (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of t he Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

    (d) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement, except as indicated on Schedule C attached hereto.

    (e) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

    (f) Appointment of Agents and Sub-Custodians. The Custodian may appoint one or more banking institutions to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and monies at any time owned by the Fund.

    (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of the Articles of Incorporation and the Prospectus.

    (h) Compensation of the Custodian. The Custodian shall be entitled to receive, and the Fund agrees to pay to the Custodian, such compensation as has been agreed upon between the Custodian and the Fund as set forth in Schedule A and Schedule B to this Agreement. The Custodian may charge against any monies held on behalf of the Fund pursuant to this Agreement such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of the Fund pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Fund, including reasonable counsel fees, for which it shall otherwise be entitled to reimbursement under the provisions of this Agreement.

     The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities.

    (i) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Fund. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

   (j) Overdraft Facility and Security for Payment. In the event that the Custodian is directed by Written Instruction (or Oral Instructions confirmed in writing in accordance with Section 11(i) hereof) to make any payment or transfer of monies on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Over draft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The Custodian and the Fund acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemption, to allow the settlement of foreign exchange contracts or to meet other emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing. To secure payment of any Overdraft, the Fund hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Fund's account from time to time in the full amount of such Overdraft. Should the Fund fail to pa y promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund's account and to liquidate Securities in the account as is necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

    (k) Inspection of Books and Records. The Custodian will (a) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and (b) preserve for the periods prescribed by applicable Federal statute or regulation all records required t o be so preserved. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by the appropriate employees of the Securities and Exchange Commission. Such audit and inspection shall include the audits required by Rule 17f-2(f), under the 1940 Act, for so long as such rule so requires.

         The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.


12.   Term and Termination.

    (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until such time as this Agreement may be terminated in accordance with the provisions hereof.

    (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified vote of the Board of Directors of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

         In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Directors of the Fund, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

     (c)   Upon the date set forth in such notice under paragraph (b) of this
 Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.


13.   Limitation of Liability.

         The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Directors, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Articles of Incorporation.


14.   Force Majeure.

         The Custodian shall not be liable or accountable for any loss or damage resulting from any condition or event beyond its reasonable control; provided, however, that the Custodian shall promptly use its best efforts to mitigate any such loss or damage to the Fund as a result of any such condition or event. For the purposes of the foregoing, the actions or inactions of the Custodian's domestic sub-custodians and other agents shall not be deemed to be beyond the reasonable control of the Custodian.


15.   Miscellaneous.

    (a) Annexed hereto as Appendix A is a certification signed by the Secretary of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

    (b) Annexed hereto as Appendix B is a certification signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Fund or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of an officer as set forth in the last delivered certification.

    (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

    (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 124 Mt. Auburn Street, Suite 200, Cambridge, MA 02138 or at such other place as the Fund may from time to time designate in writing.

(e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, (i) authorized, or ratified, and approved by a vote of the Board of Directors of the Fund, including a majority of the members of the Board of Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act), or (ii) authorized, or ratified, and approved by such other procedures as may be permitted or required by the 1940 Act.

    (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board of Directors of the Fund provided, however, that the Custodian may assign the Agreement to an Affiliated Person and any attempted assignment without such written consent shall be null and void. Nothing in this Agreement shall give or be constructed to give or confer upon any third party any rights hereunder.

    (g) The Fund represents that a copy of the Articles of Incorporation is on file with the Secretary of the State of Maryland.

    (h) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

    (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

    (j) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


ACCESS CAPITAL STRATEGIES INVESTMENT FUND, INC.:
BANK PORTFOLIO



By:    /s/ David F. Sand
Name:  David F. Sand
Title: CEO

BOSTON SAFE DEPOSIT AND TRUST COMPANY



By:    /s/ Patricia Weisgerber
Name:  Patricia Weisgerber
Title: Assistant Vice President


APPENDIX A


I, Kevin Mawe, the Secretary of ACCESS CAPITAL STRATEGIES INVESTMENT FUND, INC.:
BANK PORTFOLIO, a corporation organized under the laws of the State of Maryland (the "Fund"), do hereby certify that:

The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund and the specimen signatures set forth opposite there respective names are their true and correct signatures:


Name                         Signature


David Sand                   /s/ David F. Sand


Milton Sumption              /s/ Milton J. Sumption



/s/ Kevin F. Mawe
Secretary
Dated:  November 27, 1995

 APPENDIX B

I, Mark J. Duggan, the Assistant Secretary of ACCESS CAPITAL STRATEGIES INVESTMENT FUND, INC.: BANK PORTFOLIO, a corporation organized under the laws of the State of Maryland (the "Fund"), do hereby certify that:

The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Articles of Incorporation and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                Position                          Signature


David Sand          Chairman of the Board,            /s/ David F. Sand
                    Chief Executive Officer and
                    Chief Investment Officer

Alton M. Bathrick   President                          /s/ Alton M. Bathrick


Milton Sumption     Treasurer                          /s/ Milton J. Sumption


Kevin F. Mawe       Secretary                          /s/ Kevin F. Mawe


Krista L. Kallio    Senior Vice President               /s/ Krista L. Kallio


Milton Sumption     Vice President                      /s/ Milton J. Sumption



/s/ Mark J. Duggan
Assistant Secretary
Dated:  November 27, 1995
  SCHEDULE A

FEE SCHEDULE


Services of the Custodian  Include:
* Safekeeping
* Transaction Settlement
* Income Collection
* Corporate Actions Processing
* Tax Reclaim
* Trade Date, Tax Lot, Amortized, Accounting
* Monthly Fund Valuation and Subscription Periods
* Online Reporting
* Participant Recordkeeping


I.   Structural Charges

     $10,000 first fund
     $  5,000 per additional fund
     $  1,000 per participant account

II.  Administrative Fee

     3.0 basis points on all US assets


III. Custody Network Charges

     $12 per book entry buy/sell transaction
     $25 per physical buy/sell transaction
     Separate schedule available for non-USD security transactions

IV.  Cash Sweep Vehicle Options

     STIF (Collective Employee Benefit Trusts Only)
     Laurel/Dreyfus Money Market Funds
     Reserve Deposit Account (RDA)
     Late Money Deposit Account (LMDA)
     Active Cash Management Reserves

V.   Other Fees

     The Securities Lending program  features a 60/40 income split.

     Performance Measurement Service - separate schedule attached

     Options and Futures
     $ 250 per first time broker relationship
      (Assumes utilization of BSDT boilerplate agreement)
     $ 25 per futures transaction
     $ 15 per margin variation wire
     $ 40 per options roundtrip

Unrelated Business Taxable Income: $125 per hour to prepare UBTI forms with a minimum of $500 per form.

The Custodian will pass through all out-of-pocket costs associated with international custody including, but not limited to, registration fees, stamp duties, cable charges, postage, courier, legal and consulting costs, etc.

The Fund will be responsible for communications and hardware expenses including terminals, printers, and leased lines required to support data transmission to/from the Custodian.

Minimum Fee:     $30,000 per year for US portfolios not including transaction charges.

The Custodian reserves the right to amend its fees if the service requirements change in a way that materially affects our responsibilities or costs. Support of other derivative investment strategies or special processing requirements (e.g. external cash sweeps, etc.) may result in additional fees..

*All fees are quoted on an annual basis except where otherwise noted
 Global Performance, Analytics and Advanced Reporting
Fee Schedule

Monthly Performance Measurement Service
     Total Portfolio Performance       $500 per portfolio/consolidation
     Asset Class Performance           $750 per portfolio/consolidation
     Attribution                       $1,500 per portfolio/consolidation
     Analytics                         $2,000 per portfolio/consolidation
     Trade Cost Measurement            $2,250 per portfolio/consolidation

Daily Performance Measurement Service
     Performance                       $2,750 per portfolio/consolidation
     Analytics                         $3,250 per portfolio/consolidation

Vendor Data
     Morgan Stanley Capital International   $10,000 per year
     BARRA E2 Risk Factors                  $500 per portfolio/per year
     IRRC South Africa Free Indicators      $2,000 per year

     Client Reporting Service (CRS)

     Level I     CRS On-Line Basic Report Package

     First User                         Free of Charge
     Each Additional User               $3,500 per user/per year

     Level II     CRS On-Line Standard Package

     First User                         $7,500 per year
     Each Additional User               $3,500 per user/per year

     Level III     CRS Workstation

     First User                         $12,500 per year
     Next 5 Users                       $  7,500 per user/per year
     Remaining Users                    $  5,000 per user/per year

     Note: Each level of subscription includes access to all of the reports available from the previous level, when applicable.

     Note: The costs of any commercial PC hardware and software is incurred by the Fund. Additionally, if it is determined that customized reports t are necessary, a fee will be assessed based on development and maintenance.

Customized Report Development
     Fee                    $1,000
     Annual Maintenance Fee             $  500

Historical Holdings

As a standard, CRS maintains current, previous month-end and previous fiscal year-end positions. The storage charge for additional months is $2,000 per month.

Special Projects

$150 per hour

 SCHEDULE B

OUT-OF-POCKET EXPENSES


     The Fund will pay to the Custodian as soon as possible after the end of each month all out-of-pocket expenses reasonably incurred in connection with the assets of the Fund, including, but not limited to, legal fees, consulting fees, postage and courier expenses, cable fees and customized programming fees.

 SCHEDULE  C
TRANSFER AGENCY AND OTHER PORTFOLIO ACCOUNTING SERVICES

     The Custodian shall perform the services set forth below:


A.   GENERAL:

     1. Maintain and preserve accounts, books and records, and other documents as are required of the Fund under the Investment Company Act of 1940, including the processing of new accounts;

     2. Record the current day's trading activity and such other proper bookkeeping entries as are necessary for determining the Fund's net asset value;

     3. Render such statements or copies of records as are required or from time to time are reasonably requested by the Fund; and such other information as the Fund may reasonably request and that the Custodian is in position to reasonably provide , including acknowledging address changes and processing other routine file maintenance adjustments;

     4. Facilitate audits of accounts by the Fund's auditors or by any other auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund;

     5.   Research and respond to all participant inquiries; and

     6. Compute the net asset value per share of the Fund as of the time or times specified in the Fund's then-current offering memorandum or as directed by resolution of the Fund's Board of Directors.


B.   Dividend Services:

     1.   Prepare and wire quarterly dividends;

     2. Coordinate with Fund's auditors the preparation of dividend list as of each dividend record date; and

     3. Coordinate with Fund's auditors the preparation of Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each participant.

 C.   VALUATION OF SECURITIES:

     1. Securities will be valued in accordance with the specified instructions accompanying each security held by the Fund. The Fund shall instruct the Custodian as to the pricing methodology to be employed with respect to each security. The Custodian will then be responsible for determining the fair market value of the security in accordance with the agreed upon pricing methodology.

     2. The Custodian may use one or more external pricing services as authorized by the Fund from time to time. The Custodian shall not be liable for any loss, cost, damage, claim, or other matter incurred by or assessed against the Fund, regardless of how characterized, based on or resulting from the inaccuracy or other deficiency in any information or data provided to the Custodian by the Fund so long as the Custodian will use reasonable efforts to assess the accuracy of such information or data.

D.   RELIANCE ON INSTRUCTIONS AND ADVICE:

In maintaining the Fund's books of account and making the necessary computations, the Custodian shall be entitled to receive, and may rely upon, information furnished it by any person certified to the Custodian as being authorized by the Board of Directors of the Fund relating to:

     1. The manner and amount of accrual of expenses to be recorded on the books of the Fund;

     2. The source of quotations to be used for such securities as may not be available through the Custodian's normal pricing services;

     3. The value to be assigned to any asset for which no price quotations are readily available;

     4. If applicable, the manner of computation of the net asset value and such other computations as may be necessary; and

     5.   Notification of transactions in portfolio securities.

E.   MISCELLANEOUS:

     1. Items not included in the fees set forth in this Agreement are to be billed separately;

     2. Services required by legislation or regulatory fiat which become effective after the date of this Schedule shall be billed by appraisal;

     3. All out-of-pocket expenses will be billed as incurred; all services not specifically covered under this Agreement will be billed in accordance with the Custodian's Fee Schedule, or by appraisal, as applicable; and

     4.   Invoices will be tendered and payable on a monthly basis.